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                                                                  Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 11, 2002, except for the information in Note O as to which the dates are January 23, 2002, February 1, 2002 and February 7, 2002; except for the information in the third paragraph in Note P as to which the date is August 13, 2002; and except for the information in the fourth and fifth paragraphs in Note P as to which the date is November 11, 2002, relating to the financial statements, which appears in TECO Energy, Inc.'s Current Report on Form 8-K dated December 19, 2002. We also consent to the incorporation by reference of our report dated January 11, 2002, except for the information in Note O as to which the dates are January 23, 2002, February 1, 2002 and February 7, 2002, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP

 Tampa, Florida
 December 19, 2002